Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-154839, 333-161485, 333-191295, 333-212130 and 333-251424) on Form S-8 and the registration statements (Nos. 333-70134, 333-90458, 333-103257, 333-128316, 333-178984, 333-186584, 333-205533, 333-238067, and 333-254585) on Form S-3 of our report dated February 24, 2022, with respect to the financial statements of ARCA biopharma, Inc..

/s/ KPMG LLP

Boulder, Colorado

February 24, 2023